Exhibit 99.1

CAL-WELD, INC.

Financial Statements

June 30, 2017 and June 30, 2016

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Cal‑Weld, Inc.:

We have audited the accompanying financial statements of Cal‑Weld, Inc., which comprise the balance sheets as of June 30, 2017 and 2016, and the related statements of operations, shareholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cal‑Weld, Inc. as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Portland, Oregon

October 4, 2017

CAL-WELD, INC.

Balance Sheets

(in thousands, except share data)

	June 30, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$9,517	$7,294
Accounts receivable, net	11,289	5,237
Inventories	16,759	10,619
Prepaid expenses and other current assets	335	757
Total current assets	37,900	23,907
Property and equipment, net	1,692	1,037
Deferred tax assets	3,057	2,082
Total assets	$42,649	$27,026
Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$7,635	$2,512
Accrued liabilities	4,430	3,248
Total current liabilities	12,065	5,760
Non-current income taxes payable	2,714	1,822
Total liabilities	14,779	7,582
Shareholder’s equity
Common stock (100,000 shares authorized; 10,000 shares issued and outstanding)	12	12
Retained earnings	27,858	19,432
Total shareholder’s equity	27,870	19,444
Total liabilities and shareholder’s equity	$42,649	$27,026

CAL-WELD, INC.

Statements of Operations

(in thousands)

	Year Ended
	June 30, 2017	June 30, 2016
Net sales	$103,785	$68,192
Cost of sales	79,152	51,392
Gross profit	24,633	16,800
Selling, general and administrative expenses	11,043	9,596
Operating income	13,590	7,204
Interest income	(41)	(18)
Income before income taxes	13,631	7,222
Income tax expense	5,205	3,025
Net income	$8,426	$4,197

CAL-WELD, INC.

Statements of Shareholder’s Equity

(in thousands, except share data)

				Total
	Common Stock		Retained	Shareholder’s
	Shares	Amount	Earnings	Equity
Balance as of June 30, 2015	10,000	$12	$16,735	$16,747
Dividend to shareholder	—	—	(1,500)	(1,500)
Net income	—	—	4,197	4,197
Balance as of June 30, 2016	10,000	12	19,432	19,444
Net income	—	—	8,426	8,426
Balance as of June 30, 2017	10,000	$12	$27,858	$27,870

CAL-WELD, INC.

Statements of Cash Flows

(in thousands)

	Year Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$8,426	$4,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	392	624
Deferred income taxes	(975)	(931)
Non-current income tax expense	892	787
Changes in operating assets and liabilities
Accounts receivable, net	(6,052)	(124)
Inventories	(6,140)	(1,838)
Prepaid expenses and other assets	(78)	774
Accounts payable	5,061	1,040
Accrued liabilities	1,182	986
Net cash provided by operating activities	2,708	5,515
Cash flows from investing activities:
Capital expenditures	(985)	(375)
Net cash used in investing activities	(985)	(375)
Cash flows from financing activities:
Repayment from shareholder of promissory note	500	—
Dividends to shareholder	—	(3,500)
Net cash provided by (used in) financing activities	500	(3,500)
Net increase in cash	2,223	1,640
Cash and restricted cash at beginning of year	7,294	5,654
Cash and restricted cash at end of quarter	$9,517	$7,294
Supplemental disclosures of cash flow information:
Cash received for interest income	$41	$18
Cash paid for income taxes	$5,137	$2,155
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$101	$39

CAL-WELD, INC.

Notes to the Financial Statements

(dollars in thousands, except share data and percentages)

Note 1 – Organization and Summary of Significant Accounting Policies

(a) Organization and Operations of the Company

Cal-Weld, Inc. (the Company) designs and manufactures high purity equipment, sub-systems and components, providing a broad spectrum of welding, machining, integration, and engineering services for products ranging from simple parts to complex systems. The Company serves many industries, with particular concentration on high technology segments including semiconductor, solar, nanotech, MEMS, bio-med, defense, aerospace, research, and alternative energy. The Company is headquartered in Fremont, California.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods presented. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from the estimates made by management. Significant estimates include the estimated useful lives for long‑lived assets, inventory valuation, and uncertain tax positions.

(c) Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. Product revenue is recognized when there is persuasive evidence of an arrangement, product delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Product revenue typically is recognized at the time of shipment to the customer, except for consignment sales. The Company invoices and records revenue for consignment sales when the customer consumes the product. Amounts billed to a customer related to shipping and handling are classified as net sales, while costs incurred by the Company for shipping and handling are classified as cost of sales. Rebates to customers are accrued as earned by the customer as a reduction of net sales.

(d) Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist of accounts receivable and accounts payable.

For the years ended June 30, 2017 and June 30, 2016, the Company derived approximately 84% and 81%, respectively, of its revenue from one customer and its affiliates. As of June 30, 2017 and June 30, 2016, that customer and its affiliates represented approximately 76% and 69%, respectively, of the accounts receivable balance.

Accounts receivable are carried at invoice price less an estimate for doubtful accounts. Payment terms vary by customer, but generally are due within 20‑60 days. The Company reviews a customer’s credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts totaled $93 and $135 at June 30, 2017 and June 30, 2016, respectively.

The Company requires collateral, typically cash, in the normal course of business if customers do not meet its criteria established for offering credit. If the financial condition of the Company’s customers were to deteriorate and result in an impaired ability to make payments, additions to the allowance may be required. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded to income when received.

The Company uses qualified manufacturers to supply many components and subassemblies of its products. The Company obtains the majority of its components from a limited group of suppliers. A majority of the purchased components used in the Company’s products are customer specified. An interruption in the supply of a particular component would have a temporary adverse impact on the Company’s operating results.

The Company’s cash and cash equivalent balances include amounts in checking accounts and money market accounts. The Company maintains cash and cash equivalent balances at United States‑based commercial banks, and those cash balances have exceeded amounts that are insured by the Federal Deposit Insurance Corporation (FDIC). No losses have been incurred at June 30, 2017 and June 30, 2016 for the amounts exceeding the insured limits.

(e) Fair Value Measurements

The Company estimates the fair value of its financial assets and liabilities based upon comparison of such assets and liabilities to the current market values for instruments of a similar nature and degree of risk.

There were no changes to the Company’s valuation techniques during the years ended June 30, 2017 and June 30, 2016. The Company’s financial assets and liabilities include cash and cash equivalents, accounts receivable and accounts payable. All of the Company’s financial assets and liabilities are considered Level 1 in the fair value hierarchy which means they were valued based on unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date. The Company estimates that the recorded value of its financial assets and liabilities approximates fair value as of June 30, 2017 and June 30, 2016.

(f) Inventories

Inventories are stated at the lower of cost or market. Inventory costs are determined using average actual costs.

The Company analyzes its inventory levels and records a write‑down for inventory that has become obsolete, inventory that has a cost basis in excess of its expected net realizable value, and inventory in excess of expected customer demand. Various factors are considered in making this determination, including recent sales history and predicted trends, industry market conditions, and general economic conditions.

(g) Property, Plant, and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight‑line method for leasehold improvements, computer software, hardware, and equipment. Other asset classes are depreciated using the double-declining balance methodology. Assets are depreciated over the following estimated useful lives:

Machinery	5-10 years
Leasehold improvements	Lesser of 15 years or lease term
Computer software, hardware, and equipment	3-5 years
Office furniture, fixtures, and equipment	5-7 years
Vehicles	5-7 years

Maintenance and repairs that neither add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment for the years ended June 30, 2017 and June 30, 2016 were immaterial and are included in selling, general and administrative expenses on the statements of operations.

(h) Long‑Lived Assets

Long‑lived assets are reviewed for impairment whenever events or changes in circumstances indicate, in management’s judgment, that the carrying amount of an asset (or asset group) may not be recoverable. In analyzing potential impairments, projections of future cash flows from the asset group are used to estimate fair value. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset group, a loss is recognized for the difference between the estimated fair value and the carrying value of the asset group. The projections are based on assumptions, judgments and estimates of revenue growth rates for the related business, anticipated future economic, regulatory and political conditions, the assignment of discount rates relative to risk, and estimates of terminal values. The Company recorded no impairments for the years ended June 30, 2017 or June 30, 2016.

(i) Warranty Costs

The Company’s product warranties vary by customer, but generally extend for a period of one to two years from the date of sale. Historical product warranty expense has not been significant.

(j) Advertising Costs

The Company charges advertising costs to operations as incurred. Historical advertising costs have not been significant and are included in selling, general and administrative expenses in the accompanying statements of operations.

(k) Income Taxes

The Company recognizes deferred income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company files federal income tax returns as well as multiple state and local tax returns. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others may be subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more‑likely than‑not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the Company’s balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company recognizes interest and penalties as a component of income tax expense.

(l) Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014‑09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014‑09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with an early adoption permitted for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of this accounting standard.

In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016‑02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and liability. The new guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption of the update is permitted. The Company is currently evaluating the impact of this accounting standard.

Note 2 – Inventories

Inventories consist of the following:

	June 30, 2017	June 30, 2016
Raw materials	$4,042	$2,526
Work in process	6,821	3,728
Finished goods	5,896	4,365
	$16,759	$10,619

Finished goods included $2,603 and $1,591 of inventory consigned to customers at June 30, 2017 and June 30, 2016, respectively.

Note 3 – Property and Equipment

Property and equipment consist of the following:

	June 30, 2017	June 30, 2016
Machinery	$3,998	$3,218
Leasehold improvements	2,157	1,989
Computer software, hardware and equipment	388	351
Office furniture, fixtures and equipment	612	550
Vehicles	156	156
	7,311	6,264
Less accumulated depreciation	(5,619)	(5,227)
Property and equipment, net	$1,692	$1,037

Depreciation expense for the years ended June 30, 2017 and June 30, 2016 was $392 and $624, respectively.

Note 4 – Commitments and Contingencies

(a) Operating Leases

The Company leases offices under various operating leases expiring through 2021. The Company is responsible for utilities and its share of operating expenses under the facilities’ leases. The Company recognizes escalating lease payments on a straight line basis over the lease term. Rent expense for the years ended June 30, 2017 and June 30, 2016 was $658 and $544, respectively. Future minimum lease payments for non-cancelable operating leases as of June 30, 2017 are as follows for the subsequent fiscal years:

Year ended June 30, 2018	$656
Year ended June 30, 2019	617
Year ended June 30, 2020	420
Year ended June 30, 2021	234
Year ended June 30, 2022	39
$1,966

(b) Litigation

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The ultimate resolution of these actions is not expected to have a material adverse effect on the Company’s financial position or results of operations.

Note 5 – Income Taxes

Income before income tax expense was as follows:

	Year Ended
	June 30, 2017	June 30, 2016
United States	$13,631	$7,222
Income before income tax	$13,631	$7,222

Significant components of income taxes consist of the following:

	Year Ended
	June 30, 2017	June 30, 2016
Current:
Federal	$4,819	$3,064
State	1,361	892
Total current tax expense	6,180	3,956
Deferred:
Federal	(819)	(719)
State	(156)	(212)
Total deferred tax benefit	(975)	(931)
Total income tax expense	$5,205	$3,025

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense consist of the following:

	Year Ended
	June 30, 2017	June 30, 2016
Effective rate reconciliation:
U.S. federal tax rate	$4,771	$2,456
State income taxes, net	761	424
Permanent items	(411)	(22)
Rate adjustments	(100)	(6)
Tax contingencies	177	171
Other, net	7	2
Total income tax expense	$5,205	$3,025

Deferred income tax assets and liabilities consist of the following as of:

	June 30, 2017	June 30, 2016
Deferred tax assets:
Accrued liabilities and expenses	$660	$448
State income tax	415	257
Other assets	1,589	868
Property and equipment	393	509
Total deferred tax assets	$3,057	$2,082

We adopted ASU 2015‑17. Balance Sheet Classification of Deferred Taxes in the current year and have applied the standard retrospectively. With this adoption, our deferred tax assets and liabilities are no longer classified between current and non-current. All deferred tax assets and liabilities are now classified as non-current, regardless of their classification on our balance sheet or the timing of their anticipated reversal.

As of June 30, 2017, the Company has recognized $2,187 of unrecognized tax benefits in long-term liabilities on the accompanying balance sheet. If recognized, $647 of this amount would impact the Company's effective tax rate. There are no uncertain tax positions expiring within the next twelve months due to statutes of limitations.

The following table summarizes the activity related to the Company’s unrecognized tax benefits:

Balance at June 30, 2015	$863
Increase in tax positions for year ended June 30, 2016	635
Balance at June 30, 2016	1,498
Increase in tax positions for year ended June 30, 2017	689
Balance at June 30, 2017	$2,187

The Company recognizes interest and penalties relating to unrecognized tax benefits as part of its income tax expense. As of June 30, 2017, the Company accrued $89 and $438 of interest and penalties, respectively. The Company's three major filing jurisdictions are the United States, California, and Oregon. The Company is no longer subject to U.S. federal examination for tax years before the year ending June 30, 2014, to California examination for tax years before the year ending June 30, 2013, and to Oregon examination for tax years before the year ending June 30, 2014.

Note 6 – Employee Benefit Programs – 401(k) Plan

The Company sponsors a 401(k) plan available to employees. Participants may make salary deferral contributions not to exceed 50% of a participant’s compensation in a plan year or the maximum amount otherwise allowed by law. Eligible employees received a discretionary matching contribution equal to 25% of each participant’s deferral. For the years ended June 30, 2017 and June 30, 2016, matching contributions were made totaling $175 and $140, respectively. In addition, during the year-ended June 30, 2017, the Company made a cumulative catch-up contribution totaling $102 for match contributions owed for prior periods.

Note 7 – Credit Facilities

The Company entered into a revolving line of credit on December 19, 2016, in which the Company could borrow up to $3,000 at interest rate of 3.75%, with a maturity date of December 3, 2017. The Company drew no funds on the credit facility and closed the facility during the year ended June 30, 2017.

Note 8 – Shareholder’s Equity

At June 30, 2017, the Company has authorized 100,000 shares of common stock, with 10,000 shares issued and outstanding to its sole‑shareholder.

Note 9 – Related Party Transactions

On July 1, 2011, the Company entered into a 5‑year lease agreement to lease a building in Fremont, CA from a trust established for the benefit of the former spouse of the Company’s sole shareholder. The lease was subsequently amended on August 22, 2016 for an additional 5‑year term, beginning on September 1, 2016. During the years ended June 30, 2017 and June 30, 2016, Cal Weld paid $209 and $175, respectively, in rent to the trust. The amended lease agreement expires August 31, 2021.

On November 19, 2012, the Company entered into a 3‑year lease agreement to lease an additional building in Fremont, CA from a trust established for the benefit of the Company’s sole shareholder. The lease was subsequently amended on October 29, 2015 for an additional 3‑year term, beginning on January 1, 2016. During the years ended June 30, 2017 and June 30, 2016, Cal Weld paid $250 and $193, respectively, in rent to the trust. The lease agreement expires December 31, 2019.

On June 10, 2014, the Company entered into a promissory note receivable with the sole-shareholder of the Company. The note amount was $500, with an annual interest rate of 1.90%. As of June 30, 2016, the balance of the note receivable including accrued interest was $518. The note was repaid in full during the year ended June 30, 2017.

Note 10 – Subsequent Events

On July 27, 2017, the Company was acquired through a stock purchase agreement by Ichor Holdings, LLC (Ichor), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. The purchase price was $50,000, subject to certain post-closing adjustments for cash, debt, and working capital. Ichor is headquartered in Fremont, California and has operations in the United States, United Kingdom, Singapore, and Malaysia.